EXHIBIT 99.1
                                                                    ------------



                             JOINT FILING AGREEMENT


         The undersigned, being duly authorized thereunto, hereby execute this agreement for inclusion as an exhibit to a Schedule 13G with respect to the common stock, par value $0.01 per share, of Coley Pharmaceutical Group, Inc. to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file such Schedule 13G, and any amendments or supplements thereto, jointly on behalf of each such party.


Date: January 23, 2006                           Date: January 23, 2006


TVM V LIFE SCIENCE VENTURES                      TVM V LIFE SCIENCE VENTURES
MANAGEMENT GMBH & CO. KG                         GMBH & CO. KG

By: /s/ Mark G. Cipriano                         By: /s/ Mark G. Cipriano
    -----------------------                          -----------------------
Mark G. Cipriano                                 Mark G. Cipriano
Managing Limited Partner                         For TVM V Life Science Ventures
                                                 Management GmbH & Co. KG as
                                                 general partner of TVM V Life
                                                 Science Ventures GmbH & Co. KG


TVM V LIFE SCIENCE VENTURES                      By: /s/ David Poltack
MANAGEMENT GMBH & CO. KG                             -----------------------
                                                 David Poltack
                                                 For TVM V Life Science Ventures
By: /s/  David Poltack                           Management GmbH & Co. KG as
    -----------------------                      general partner of TVM V Life
David Poltack                                    Science Ventures GmbH & Co. KG
Managing Limited Partner